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                                CREDIT AGREEMENT

                           Dated as of August 29, 1996

                                      among

                       TRANSACT TECHNOLOGIES INCORPORATED,

                              MAGNETEC CORPORATION

                                       and

                               FLEET NATIONAL BANK
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                  CREDIT AGREEMENT dated as of August 29, 1996 among TRANSACT
TECHNOLOGIES INCORPORATED, a Delaware corporation ("TransAct"), MAGNETEC CORPORATION, a Connecticut corporation ("Magnetec") (collectively, the "Borrowers" and each, individually a "Borrower"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Bank").

                                   Background

       Pursuant to the Credit Agreement dated June 17, 1994 among Tridex Corporation, a Connecticut corporation ("Tridex"), Ithaca Peripherals Incorporated, a Delaware corporation ("Ithaca"), Ultimate Technology Corporation, a New York corporation, Cash Bases Incorporated, a Delaware corporation, Magnetec and the Bank, the Bank extended a $5,500,000 term loan facility (the "Term Loan") and a $5,000,000 revolving loan facility (the "Revolver").

       On July 28, 1996, Tridex caused Ithaca to be merged into Magnetec, with Magnetec being the surviving entity. Tridex then created a new wholly-owned subsidiary, TransAct, to which it contributed all of Magnetec's stock.

       On or about the date hereof, TransAct intends to conduct an initial public offering (the "Initial Public Offering") of approximately twenty percent (20%) of its equity securities. TransAct intends to utilize a portion of the net proceeds realized from the Initial Public Offering to satisfy the indebtedness of TransAct to Tridex under the Tridex Loan, and, simultaneously therewith, Tridex intends to satisfy in full the indebtedness outstanding under the Term Loan and the Revolver.

       To effect the Initial Public Offering and to obtain funds for working capital, the Borrowers have requested that the Bank extend to them a $5,000,000 revolving credit facility. The Bank has agreed to the Borrowers' request subject to the terms and conditions of this Agreement.

                                    Agreement

       In consideration of the Background, which is incorporated by reference, and other valuable consideration, receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:
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                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS

          Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, any Borrower or any of their respective Subsidiaries; (b) which directly or indirectly beneficially owns or holds five percent or more of any class of voting stock of any Borrower or any of their respective Subsidiaries; (c) five percent or more of the voting stock of which is directly or indirectly beneficially owned or held by any Borrower or any of their respective Subsidiaries; or (d) which is a partnership in which any Borrower or any of their respective Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

          "Banking Day" means any day on which commercial banks are not authorized or required to close in Hartford, Connecticut, and whenever such day relates to a LIBOR Loan or notice with respect to any principal amounts bearing interest at the LIBO Rate, a day on which dealings in Dollar deposits are also carried out in the London interbank market..

          "Borrowing" means any Revolving Loan requested by any Borrower hereunder.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Change of Control" means any one or more of the following events:

                           (a) the failure by Bart Schulman or Richard Cote to
remain active in the day to day senior management of TransAct; or

                           (b) the stockholders of any Borrower shall approve a
plan or proposal for the acquisition of, merger, liquidation or dissolution of such Borrower, or a sale of more than 25% of its assets in one or a series of related transactions; or
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                           (c) a Person or group of Persons acting in concert
(other than the direct or indirect beneficial owners of the capital stock of any Borrower as of the date of this Agreement) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time ) of securities of such Borrower representing 15% or more of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the board of directors of such Borrower.

                  "Clean-Down Period" shall mean any 30-day period of each one year period commencing on the Closing Date, or fraction thereof, provided that no such period shall commence sooner than 30 days after the first Borrowing or later than 30 days prior to the Revolving Credit Termination Date, during which the aggregate outstanding principal amount of Revolving Loans must be reduced to $0.

                  "Closing Date" means the date this Agreement has been executed by the Borrowers and the Bank.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means the obligation of the Bank to make the Revolving Loans under this Agreement up to the aggregate principal amount of $5,000,000, and as such amount may be reduced or otherwise modified from time to time pursuant to Section 2.7 or otherwise.

                  "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of a Person in accordance with GAAP.

                  "Current Assets" of any Person at any time means all cash, Receivables and Inventory of such Person.

                  "Current Liabilities" means all liabilities of a Person treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendible at the option of such Person to a date more than one year from the date of determination.

                  "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person; (d) the face amount of any outstanding letters of credit issued
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                                                                               4

for the account of such person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, including any contingent obligations under swaps, derivatives, currency exchanges and similar transactions; (g) obligations secured by any Lien on property of such Person; and (h) obligations of such Person as lessee under Capital Leases.

                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means, with respect to the principal of any Revolving Loan and, to the extent permitted by law, any other amount payable by the Borrowers under this Agreement or the Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to two percent above the Prime Rate as in effect from time to time plus the applicable Margin (provided that, if the amount so in default is principal of a LIBOR Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Revolving Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition).

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "EBITDA" means, for any Person, for any period, earnings before Interest Expense, taxes, depreciation, amortization and extraordinary items for such Person determined in accordance with GAAP.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, conces sions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.
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                                                                               5

                  "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in section 414(b) or (c) of the Code of which any Borrower is a member, or (ii) solely for purposes of potential liability under section 302(c)(11) of ERISA and section 412(c)(11) of the Code and the lien created under section 302(f) of ERISA and section 412(n) of the Code, described in section 414(m) or (o) of the Code of which any Borrower is a member.

                  "Event of Default" has the meaning given such term in Section 9.1.

                  "Facility Documents" means this Agreement, the Note, the Subordination Agreement, the Security Agreement and each of the documents, certificates or other instruments referred to in Article 4 hereof as well as any other document, instrument or certificate to be delivered by the Borrowers in connection with this Agreement or in connection with the documents, certificates or instruments referred to in Article 4, including documents delivered in connection with any Borrowing.

                  "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Parent or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

                  "Funded Debt" means, with respect to any Person, all Debt of such Person for money borrowed.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.5 (except for changes concurred in by the Borrowers' independent public accountants).

                  "Interest Coverage Ratio" means, with respect to any Person, for any period, the ratio of (i) EBITDA to (ii) Interest Expense for such period.

                  "Interest Expense" shall mean, with respect to any Person, for any period, the sum, for such Person in accordance with GAAP, of (a) all interest on Debt that is accrued as an expense during such period (including, without limitation, imputed interest on Capital Lease obligations), plus (b) all amounts paid, accrued or amortized as an expense during such period in respect of interest rate protection agreements, minus (c) all amounts received or accrued as income during such period in respect of interest rate protection agreements.

                  "Interest Period" means with respect to any LIBOR Loan, on the numerically corresponding day in the first, second or third calendar month thereafter,
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provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

                  "Inventory" means all inventory, now or hereafter owned and wherever located, of the Borrowers, including (without limitation) raw materials, work-in-process, finished goods, supplies and packaging materials.

                  "Lending Office" means the lending office of the Bank set forth on the signature page.

                  "LIBO Rate" means with respect to any Interest Period for LIBOR Loans, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) determined by the Bank to be equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) quoted at approximately 11:00 a.m. London time by the principal London branch of the Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the LIBOR Loan out standing during such Interest Period, divided by (ii) one minus the Reserve Requirement for such LIBOR Loan for such Interest Period.

                  "LIBOR Loan" means any Revolving Loan when and to the extent the interest rate therefor is determined on the basis of the definition "LIBO Rate."

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, negative pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

                  "Margin" means (a) for Prime Rate Loans, 0 basis points (0%) and (b) for LIBOR Loans, 150 basis points (1.50%).

                  "Multiemployer Plan" means a Plan defined as such in section 3(37) of ERISA to which contributions have been made by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Income (Loss)" of any Person for any period means the net income (loss) of such Person for such period determined in accordance with GAAP.

                  "Net Income Increase" means the aggregate of fifty percent (50%) of the Borrowers' Net Income, on a consolidated basis, from the Closing Date through and including December 31, 1996, and for each fiscal year thereafter.
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                  "Note" means the promissory note of the Borrowers, in
substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrowers to the Bank resulting from the Revolving Loans.

                  "Notice of Borrowing" shall mean the notice of each Borrowing required by Section 4.2.

                  "Opening Balance Sheet" means the balance sheet of the Borrowers, after giving effect to the receipt by TransAct of the net proceeds of the Initial Public Offering and the satisfaction in full by TransAct of the Tridex Loan.

                  "Over-allotment Sale" means the sale by TransAct, subsequent to the Initial Public Offering, of the over-alloted 172,500 shares still available to the public at $8.50 per share.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Prime Rate" means that rate of interest from time to time announced by the Bank at its office located at 1 Monarch Place, Springfield, Massachusetts, which rate may not be the Bank's lowest or best rate.

                  "Prime Rate Loan" means any Revolving Loan when and to the extent the interest rate therefor is determined in relation to the Prime Rate.

                  "Receivable" means all accounts owing to a Person arising out of or in connection with the bona fide sale or lease of goods or services in the ordinary course of business.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without
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limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reserve Requirement" means, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in Boston with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate for LIBOR Loans is to be determined as provided in the definition of "LIBO Rate" in this Section 1.1 or (ii) any category of extensions of credit or other assets which include LIBOR Loans.

                  "Revolving Credit Termination Date" means June 30, 1998; provided that if such date is not a Banking Day, the Revolving Credit Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day) or (b) the earlier date of termination of the Commitment pursuant to Section 9.2.

                  "Revolving Loan" means any loan made by the Bank pursuant to
Section 2.1.

                  "Security Agreement" means the security agreement dated as of the Closing Date by the Borrowers in favor of the Bank, in substantially the form of Exhibit C.

                  "Senior Liabilities" means for any Person at any time, all Debt, other than contingent liabilities and Subordinated Debt.

                  "Subordinated Debt" means Funded Debt of a Person subordinated to the Revolving Loans on terms satisfactory to the Bank.

                  "Subordination Agreement" means the subordination agreement dated as of the Closing Date, among one or both of the Borrowers, Tridex and the Bank, in substantially the form of Exhibit B.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other
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persons performing similar functions are at the time owned directly or indirectly by such Person.

                  "Tangible Net Worth" means, at any date of determination thereof, the excess of total assets of a Person over total liabilities of such Person, excluding, however, from the determination of total assets: goodwill, trademarks, patents, organizational costs, unamortized debt discounts and expenses and other like intangible assets as defined by GAAP.

                  "Tridex Loan" means the aggregate indebtedness in the amount of $8,500,000 as of the Closing Date, owed by TransAct to Tridex as reflected on the books and records of Tridex.

                  "Total Liabilities" means all liabilities of a Person which would be classified as such on a balance sheet in accordance with GAAP.

                  "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrowers or any ERISA Affiliate under Title IV of ERISA.

                  Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                  Section 1.3 Currency Equivalents. For all purposes of this Agreement, all amounts denominated in a currency other than Dollars shall be converted into the Dollar equivalent of such amounts. The equivalent in another currency of an amount in Dollars shall be determined at the rate of exchange quoted by Fleet National Bank in Boston at 9:00 a.m. (Boston time) on the date of determination, to prime banks in Boston for the spot purchase in the Boston foreign exchange market of such amount of Dollars with such other currency.

                              ARTICLE 2. THE CREDIT

                  Section 2.1 The Revolving Loans.

                       a. Subject to the terms and conditions of this Agreement, the Bank agrees to make loans (the "Revolving Loans") to the Borrowers from time to time from and including the date hereof to and including the Revolving Credit Termination Date, up to but not exceeding in the aggregate principal amount outstanding shall not exceed $2,500,000 prior to the delivery of the Projection Scenario in accordance with Section 6.10. Revolving Loans may be outstanding as Prime Rate Loans or LIBOR Loans (each a "type" of Revolving Loan).

                       (b) The Revolving Loans shall be due and payable on the Revolving Credit Termination Date.

                  Section 2.2. The Note. The Revolving Loans shall be evidenced by a single promissory note in favor of the Bank in the form of Exhibit A, dated the Closing Date, duly completed and executed by the Borrowers.

                  Section 2.3. Purpose. The Borrowers shall use the proceeds of the Revolving Loans for working capital of the Borrowers . No proceeds of the Revolving Loans shall be used to directly or indirectly fund the needs of any Subsidiary of any Borrower if such Subsidiary is not also a Borrower hereunder. No proceeds of the Revolving Loans shall be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

                  Section 2.4. Borrowing Procedures. The Borrowers shall give the Bank notice of each Borrowing to be made hereunder as provided in Section
2.8. Not later than 1:00 p.m. Hartford, Connecticut time on the date of such Borrowing, the Bank shall, subject to the conditions of this Agreement, make the amount of the Revolving Loan to be made by it on such day available to the Borrowers, in immediately available funds, by the Bank crediting an account of the Borrowers designated by the Borrowers and maintained with the Bank at the Lending Office.

                  Section 2.5. Prepayments and Conversions.

                       (a) Optional Prepayments and Conversions. The Borrowers shall have the right to make prepayments of principal, or to convert one type of Revolving Loan into another type of Revolving Loan, at any time or from time to time; provided that: (i) the Borrowers shall give the Bank notice of each such prepayment or conversion as provided in Section 2.8; and (ii) LIBOR Loans may be prepaid or converted only on the last day of an Interest Period for such Revolving Loans.

                       (b) Mandatory Prepayments.

                           (i) The Borrowers shall immediately repay the excess
by which the aggregate principal amount of all outstanding Revolving Loans exceeds the Commitment.

                           (ii) During each Clean-Down Period the Borrowers
shall satisfy in full all amounts then outstanding with the Revolving Loans.
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                           (iii) Each such prepayment in accordance with
subsection (i) and (ii) above shall be applied first to any expenses incurred by the Bank, second to any interest due on the amount prepaid, and last to the outstanding principal amount of the Revolving Loans prepaid, in each case in such manner as the Bank in its discretion shall determine.

                  Section 2.6. Late Charges. Payments not received within 10 days of the due date therefor will be subject to a one-time charge equal to 5% of the amount overdue.

                  Section 2.7 Changes of Commitment. The Borrowers shall have the right to reduce or terminate the amount of the unused portion of the Commitment at any time or from time to time, provided that: (i) the Borrowers shall give notice of each such reduction or termination to the Bank as provided in Section 2.8; and (ii) each partial reduction shall be in an aggregate amount at least equal to $500,000. Once reduced or terminated, the Commitment may not be reinstated.

                  Section 2.8. Certain Notices. Notices by the Borrowers to the Bank of each Borrowing pursuant to Section 2.4, and each prepayment or conversion pursuant to Section 2.5(a), and each reduction or termination of the Commitment pursuant to Section 2.7 shall be irrevocable and shall be effective only if received by the Bank not later than 12:00 noon Hartford, Connecticut time, and (a) in the case of Borrowings and prepayments of, conversions into and (in the case of LIBOR Loans) renewals of (i) Prime Rate Loans, given one Banking Day prior thereto; and (ii) LIBOR Loans, given two Banking Days prior thereto; and (b) in the case of reductions or termination of the Commitment, given three Banking Days prior thereto. Each such notice shall specify the Revolving Loans to be bor rowed, prepaid, converted or renewed and the amount (subject to Section 2.9) and type of the Revolving Loans to be borrowed, or converted, or renewed or prepaid and the date of the Borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitment to be reduced or terminated.

                  Section 2.9. Minimum Amounts. Except for Borrowings which exhaust the full remaining amount of the unused portion of the Commitment or prepayments or conversions which result in the prepayment or conversion of all Revolving Loans, as the case may be, of a particular type, each Borrowing, optional prepayment, conversion and renewal of principal of Revolving Loans of a particular type shall be in an amount at least equal to (a) $25,000 with respect to Prime Rate Loans, and (b) $500,000 and integral multiples of $100,000 in excess thereof with respect to LIBOR Loans (borrowings, prepayments, conversions or renewals of or into Revolving Loans of different types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period).

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                  Section 2.10. Interest.

                       (a) Interest shall accrue on the outstanding and unpaid principal amount of each Revolving Loan for the period from and including the date of such Revolving Loan to but excluding the date such Revolving Loan is due at the following rates per annum: (i) for Prime Rate Loans, at a variable rate per annum equal to the Prime Rate plus the Margin and; (ii) for LIBOR Loans, at a fixed rate equal to the LIBO Rate plus the Margin, for the period from and including the first day of the Interest Period therefor to but excluding the last day of such Interest Period If the principal amount of any Revolving Loan and any other amount payable by the Borrowers hereunder or under the Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate for such type of Revolving Loan.

                       (b) The interest rate on Prime Rate Loans shall change when the Prime Rate changes and interest on each such Revolving Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each LIBOR Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

                       (c) Accrued interest on all types of Revolving Loans shall be due and payable in arrears upon any payment of principal and on the last day of each calendar month, commencing August 31, 1996, and on the Revolving Credit Termination Date ; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Bank.

                  Section 2.11. Fees.

                       (a) Commitment Fee. The Borrowers shall pay to the Bank a commitment fee on the daily average unused Commitment for the period from and including the date hereof to the Revolving Credit Termination Date at a rate per annum equal to one-quarter of one percent (1/4 of 1%), calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitment and on the last day of each March, June, September and December, commencing on the first such date after the Closing Date.

                       (b) Closing Fee. The Borrowers shall pay to the Bank, on the Closing Date, a closing fee in the amount of $18,750.

                  Section 2.12. Payments Generally. All payments under this Agreement or the Note shall be made in Dollars in immediately available funds not later than 1:00 p.m. Hartford, Connecticut, time on the relevant dates specified above (each such payment made

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after such time on such due date to be deemed to have been made on the next succeeding Banking Day) at the Lending Office of the Bank. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers with the Bank. Until the Bank and the Borrowers otherwise agree, the Bank shall debit the Borrowers' account number 9368994710 with the Bank for the amount of any payment required hereunder, but the Bank may also debit any ordinary deposit account of the Borrowers if the amount in account number 9368994710 is insufficient to make any required payment. The Borrowers shall, at the time of making each payment under this Agreement or the Note, specify to the Bank the principal or other amount payable by the Borrowers under this Agreement or the Note to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Bank may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.

                  Section 2.13. Interest Periods; Renewals.

                       (a) In the case of each LIBOR Loan, the Borrowers shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1, subject to the following limitations: (i) no Interest Period shall have a duration less than one month; and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (ii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, in the case of a LIBOR Loan, such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; (iii) no more than five Interest Periods may be outstanding at any one time.

                       (b) Upon notice to the Bank as provided in Section 2.8, the Borrowers may renew any LIBOR Loan on the last day of the Interest Period therefor as the same type of Revolving Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrowers shall fail to give notice to the Bank of such a renewal, such LIBOR Loan shall automatically become a Prime Rate Loan on the last day of the current Interest Period; provided that the foregoing shall not prevent the conversion of any type of LIBOR Loan into another type of Revolving Loan in accordance with
Section 2.5.

                  ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

                  Section 3.1. Additional Costs.

                       (a) The Borrowers shall pay to the Bank from time to time on demand such amounts as the Bank may determine to be necessary to compensate it for any costs which the Bank determines are attributable to its making or maintaining any LIBOR Loans under this Agreement or the Note or its obligation to make any such Revolving Loans hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any such Revolving Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Note in respect of any of such Revolving Loans (other than taxes imposed on the overall net income of the Bank or of its Lending Office for any of such Revolving Loans by the jurisdiction in which the Principal Office or such Lending Office is located); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any exten sions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Revolving Loans or any deposits referred to in the definition of "LIBO Rate" in Section 1.1); or (iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrowers of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 3.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

                       (b) Without limiting the effect of the foregoing provisions of this Section 3.1, in the event that, by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Borrowers, the obligation of the Bank to make or renew, and to convert Revolving Loans of any other type into, Revolving Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect, and the Borrowers shall on the last day(s) of the then current Interest Period(s) for the outstanding Revolving Loans of such type, either prepay such Revolving Loans or convert such Revolving Loans into another type of Revolving Loan in accordance with Section 2.5.

                       (c) Without limiting the effect of the foregoing provisions of this Section 3.1 (but without duplication), the Borrowers shall pay to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Revolving Loans hereunder or its obligation to make Revolving Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Bank will notify the Borrowers if it is entitled to compensation pursuant to this Section 3.1(c) as promptly as practicable after it determines to request such compensation.

                       (d) Determinations and allocations by the Bank for purposes of this Section 3.1 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Revolving Loans or its obligation to make Revolving Loans, or on amounts receivable by, or the rate of return to, it in respect of Revolving Loans or such obligation, and of the additional amounts required to compensate the Bank under this Section 3.1, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis; provided, however, that the Bank shall provide ninety days' notice of any additional amounts required to compensate the Bank under this
Section 3.1 (the "Adjustment"), and the Borrowers may thereafter attempt to negotiate the amount of the Adjustment in good faith with the Bank within ninety days of the day on which the Borrowers are so notified. If the Borrowers and the Bank are unable to agree on the amount of the Adjustment within such ninety-day period, then the amount of the Adjustment shall be the amount set forth in the aforementioned notice from the Bank to the Borrowers. Whatever the final Adjustment may be, if the Bank shall still have any Revolving Loans outstanding to the Borrowers upon the expiration of such ninety-day period, then the Adjustment shall be effective retroactive to the date on which the Borrowers first received notice of the Adjustment. The Bank shall not be obligated to offer LIBO Rates with respect to Interest Periods commencing during the period following any such notice and prior to agreement by the Bank and the Borrowers as to the amount of the Adjustment.

                  Section 3.2. Limitation on Types of Revolving Loans. Anything herein to the contrary notwithstanding, if the Bank determines (which determination shall be conclusive) that:

                       (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any LIBOR Loans as provided in this Agreement; or

                       (b) the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.1 upon the basis of which the rate of interest for any LIBOR Loans is to be determined do not adequately cover the cost to the Bank of making or maintaining such Revolving Loans; then the Bank shall give the Borrowers prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to make or renew Revolving Loans of such type or to convert Revolving Loans of any other type into Revolving Loans of such type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Revolving Loans of the affected type, either prepay such Revolving Loans or convert such Revolving Loans into another type of Revolving Loans in accordance with Section 2.5.

                  Section 3.3. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for the Bank or its Lending Office to (a) honor its obligation to make or renew LIBOR Loans hereunder or convert Revolving Loans of any type into Revolving Loans of such type, or (b) maintain LIBOR Loans hereunder, then the Bank shall promptly notify the Borrowers thereof and the Bank's obligation to make or renew LIBOR Loans and to convert other types of Revolving Loans into Revolving Loans of such type hereunder shall be suspended until such time as the Bank may again make, renew or convert and maintain such affected Revolving Loans and the Borrowers shall, on the last day(s) of the then current Interest Period for the outstanding LIBOR Loans, as the case may be (or on such earlier date as the Bank may specify to the Borrowers), either prepay such Revolving Loans or convert such Revolving Loans into another type of Revolving Loans in accordance with Section 2.5.

                  Section 3.4. Certain Compensation. The Borrowers shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

                       (a) any payment, prepayment, conversion or renewal of a LIBOR Loan on a date other than the last day of an Interest Period for such Revolving Loan (whether by reason of acceleration or otherwise); or

                       (b) any failure by the Borrowers to borrow, convert into or renew a LIBOR Loan to be made, converted into or renewed by the Bank on the date specified therefor in the relevant notice under Section 2.4, 2.5 or 2.13, as the case may be.

         Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Revolving Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Revolving Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Revolving Loan provided for herein; over (ii) with respect to a LIBOR Loan, the amount of interest (as reasonably determined by the Bank) the Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of the Bank as to the amounts payable pursuant to this Section 3.4 shall be conclusive absent manifest error.

                         ARTICLE 4. CONDITIONS PRECEDENT

                  Section 4.1. Documentary Conditions Precedent. The obligation of the Bank to make the Revolving Loans is subject to the conditions precedent that the Bank shall have received on or before the date of such Borrowing each of the following, in form and substance satisfactory to the Bank and its counsel:

                       (a) the Note duly executed by the Borrowers;

                       (b) the Security Agreement duly executed by the Borrowers, together with (i) acknowledgment copies of the financing statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interest created by the Security Agreement; (ii) certified copies of requests for information (Form UCC-11) identifying all of the financing statements on file with respect to the Borrowers in all jurisdictions referred to under (i), including the financing statements filed by the Bank against the Borrowers, indicating that no party claims an interest in any of the Collateral (as defined in the Security Agreement);

                       (c) evidence that TransAct has concluded the Initial Public Offering at an offering price of not less than $8.50 per share for 1,150,000 shares of its Common Stock;

                       (d) the Opening Balance Sheet;

                       (e) a certificate of the Secretary or Assistant Secretary of each Borrower, dated the Closing Date, attesting to all corporate action taken by such Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement and certifying copies of the Certificate of Incorporation and by-laws of such Borrower;

                       (f) a certificate of the Secretary or Assistant Secretary of each Borrower, dated the Closing Date, certifying the names and true signatures of the officers of such Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by such Borrower under this Agreement;

                       (g) a certificate of a duly authorized officer of each Borrower, dated the Closing Date, stating that the representations and warranties in Article 5 of this Agreement, and Article 2 of the Security Agreement, and in each other Facility Document, are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                       (h) an Environmental Indemnification Agreement duly signed by the Borrowers in form and substance satisfactory to the Bank;

                       (i) a certificate of good standing for each Borrower from the Secretary of the State of the state in which such Borrower is incorporated and each other jurisdiction in which such Borrower is qualified to do business;

                       (j) evidence of satisfaction by the TransAct of the Tridex Loan;

                       (k) evidence of satisfaction by Tridex of the indebtedness outstanding under the Term Loan and under the Revolver;

                       (l) payment by the Borrowers to the Bank of the Closing Fee and all other expenses and fees incurred by the Bank;

                       (m) a favorable opinion of counsel for the Borrowers, dated the Closing Date, in substantially the form of Exhibit D and as to such other matters as the Bank may reasonably request;

                       (n) a copy of the final prospectus on Form S-1;

                       (o) copies of all instruments evidencing any Subordinated Debt of any Borrower and a satisfactory review of the same;

                       (p) the Subordination Agreement duly executed by the parties thereto;

                       (q) evidence of no material adverse change in the business, management, operations, properties, prospects or condition (financial or otherwise) of any Borrower or any of their respective Subsidiaries since the date of the commitment letter; and

                       (r) evidence of the absence of any change in market conditions which, in the Bank's opinion, would materially impair a financial institution's ability to fund Revolving Loans of this type.

                  Section 4.2. Additional Conditions Precedent. The obligation of the Bank to make the Revolving Loans pursuant to a Borrowing which increases the amount outstanding hereunder (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

                       (a) the following statements shall be true:

                           (i) the representations and warranties contained in
Article 5 herein, and in Article 2 of the Security Agreement, and in each other Facility Document, are true and correct on and as of the date of such Revolving Loan as though made on and as of such date; and

                           (ii) no Default or Event of Default has occurred and
is continuing, or would result from such Revolving Loan; and

                           (iii) there has been no material adverse change in
the business, management, operations, properties, prospects or condition (financial or otherwise) of any Borrower or any of their respective Subsidiaries since the Closing Date;

                       (b) the Bank shall have received such approvals, opinions or documents as the Bank may reasonably request.

          Section 4.3. Deemed Representations. Each Notice of Borrowing hereunder and acceptance by any Borrower of the proceeds of such Borrowing shall constitute a representation and warranty that the statements contained in
Section 4.2(a) are true and correct both on the date of such notice and, unless any Borrower otherwise notifies the Bank prior to such Borrowing, as of the date of such Borrowing.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

                  Each Borrower hereby represents and warrants that:

                  Section 5.1. Incorporation, Good Standing and Due Qualification. Each of such Borrowers and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  Section 5.2 Corporate Power and Authority; No Conflicts. The execution, delivery and performance by such Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Agreement), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Agreement), upon or with respect to any of the properties now owned or hereafter acquired by such Borrower; or (f) cause such Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  Section 5.3. Legally Enforceable Agreements. Each Facility Document to which such Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  Section 5.4. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of such Borrower, threatened, against or affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of such Borrower or any such Subsidiary or of or the ability of such Borrower to perform its obligation under the Facility Documents to which it is a party.

                  Section 5.5. Financial Statements. The consolidated and consolidating balance sheet of such Borrower and its Consolidated Subsidiaries as at December 31, 1995, and the related consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity of such Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon as to the consolidated statements, of Price Waterhouse, independent certified public accountants, and the interim consolidated and consolidating balance sheet of such Borrower and its Consolidated Subsidiaries as at June 29, 1996, and the related consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity for the six-month period then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of such Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of such Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements). There are no liabilities of such

Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1995. No information, exhibit or report furnished by such Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading. Since December 31, 1995, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of such Borrower or any of its Subsidiaries.

                  Section 5.6. Ownership and Liens. Such Borrower and each of its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 5.5 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by such Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder and except for the Lien created by the Security Agreement.

                  Section 5.7. Taxes. Such Borrower and each of its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assess ments and governmental charges and levies thereon to be due, including interests and penalties.

                  Section 5.8. ERISA. Each Plan, and, to the best knowledge of such Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable federal or state law, and no event or condition is occurring or exists concerning which such Borrower would be under an obligation to furnish a report to the Bank in accordance with Section 6.8(k) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded," which for purposes of this Section 5.8 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of such Borrower, no Plan has ceased being fully funded as of the date these representations are made with respect to any Revolving Loan under this Agreement.

                  Section 5.9. Subsidiaries and Ownership of Stock. Schedule 5.9 is a complete and accurate list of the Subsidiaries of such Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of such Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by such Borrower free and clear of all Liens.

                  Section 5.10. Credit Arrangements. Schedule 5.10 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which such Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  Section 5.11. Operation of Business. Such Borrower and each of its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither such Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

                  Section 5.12. Hazardous Materials. Such Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of such Borrower and its Consolidated Subsidiaries. Such Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of such Borrower and its Consolidated Subsidiaries.

                  In addition, except as set forth in Schedule 5.12 hereto:

                       (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by such Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of such Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. s/s 9601(22) ("Release") of any substance regulated under Environmental Laws ("Hazardous Materials") generated by such Borrower or any of its Subsidiaries.

                       (b) Neither such Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by such Borrower or any of its Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Borrowers and their Consolidated Subsidiaries; and

                           (i) to the best of its knowledge, no PCB is or has
been present at any property now or previously owned or leased by such Borrower or any of its Subsidiaries;

                           (ii) to the best of its knowledge, no asbestos is or
has been present at any property now or previously owned or leased by such Borrower or any of its Subsidiaries;

                           (iii) there are no underground storage tanks for
Hazardous Materials, active or abandoned, at any property now or previously owned or leased by such Borrower or any of its Subsidiaries;

                           (iv) no Hazardous Materials have been Released, in a
reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by such Borrower or any of its Subsidiaries.

                       (c) Neither such Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLIS") or on any similar state or foreign list or which is the subject of federal, state, foreign or local enforcement actions or other investigations which may lead to claims against such Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                       (d) No Hazardous Material generated by such Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by such Borrower or any of its Subsidiaries at any location other than those listed in Schedule 5.12 hereto.

                       (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of such Borrower or any of its Subsidiaries and no property now or previously owned or leased by such Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state or foreign list of sites requiring investigation or clean-up.

                       (f) There are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by such Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither such Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                       (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of such Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by such Borrower or any of its Subsidiaries which have not been made available to the Bank.

                  Section 5.13. No Default on Outstanding Judgments or Orders. Such Borrower and each of its Subsidiaries has satisfied all judgments and neither such Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  Section 5.14. No Defaults on Other Agreements. Neither such Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of such Borrower or any of its Subsidiaries, or the ability of such Borrower to carry out its obligations under the Facility Documents to which it is a party. Neither such Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                  Section 5.15. Labor Disputes and Acts of God. Neither the business nor the properties of such Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of such Borrower or such Subsidiary.

                  Section 5.16. Governmental Regulation. Neither such Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                  Section 5.17. Partnerships. Neither such Borrower nor any of its Subsidiaries is a partner in any partnership.

                  Section 5.18. No Forfeiture. Neither such Borrower nor any of its Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

                  Section 5.19. Solvency.

                       (a) The present fair salable value of the assets of such Borrower after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitment hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Borrower and its Subsidiaries as they mature.

                       (b) The property of such Borrower does not constitute unreasonably small capital for such Borrower to carry out its business as now conducted and as proposed to be conducted, including the capital needs of such Borrower.

                       (c) Such Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower, and of amounts to be payable on or in respect of debt of such Borrower). The cash available to such Borrower, after taking into account all other anticipated uses of the cash of such Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Borrower when such amounts are required to be paid.

                       (d) Such Borrower does not believe that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, such Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to such Borrower after taking into account all other anticipated uses of the cash of such Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section 5.19), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

                  Section 5.20. Subordinated Debt. The Subordinated Debt of such Borrower now outstanding, true and complete copies of instruments evidencing which have been furnished to the Bank, has been duly authorized by such Borrower, has not been amended or otherwise modified, and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms. There exists no default in respect of any such Subordinated Debt.

                        ARTICLE 6. AFFIRMATIVE COVENANTS

                  So long as the Note shall remain unpaid or the Bank shall have the Commitment under this Agreement, the Borrowers shall:

                  Section 6.1. Maintenance of Existence. Preserve and maintain, and cause each of their respective Subsidiaries to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation, and qualify and remain qualified, and cause each of their respective Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

                  Section 6.2. Conduct of Business. Continue, and cause each of their respective Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

                  Section 6.3. Maintenance of Properties. Maintain, keep and preserve, and cause each of their respective Subsidiaries to maintain, keep and preserve, all of their properties (tangible and intangible), necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted.

                  Section 6.4. Maintenance of Records. Keep, and cause each of their respective Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrowers and their respective Subsidiaries.

                  Section 6.5. Maintenance of Insurance. Maintain, and cause each of their respective Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

                  Section 6.6. Compliance with Laws. Comply, and cause each of their respective Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

                  Section 6.7. Right of Inspection. At any reasonable time and from time to time, permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrowers and any of their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and any such Subsidiary with any of its officers and directors and the Borrowers' independent accountants. The Bank shall perform an annual field audit of the Borrowers at the Borrowers' expense; provided that such expenses shall not exceed $4,000 per annum.

                  Section 6.8. Reporting Requirements. Furnish to the Bank:

                       (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, a consolidated and consolidating balance sheet of the Borrowers and their respective Consolidated Subsidiaries as of the end of such fiscal year and a consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity and working capital of the Borrowers and their respective Consolidated Subsidiaries for such fiscal year and computations of Excess Cash Flow for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by Price Waterhouse or other independent accountants of national standing selected by the Borrowers;

                       (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrowers, a true and complete copy of TransAct's Report on Form 10-Q;

                       (c) as soon as available and in any event within 45 days after the end of each fiscal quarter, a consolidating balance sheet of the Borrowers and their respective Consolidated Subsidiaries as of the end of such month and a consolidating income statement and statements of cash flows and changes in stockholders' equity and working capital, of the Borrowers and their respective Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the Chairman or Chief Financial Officer of each Borrower (subject to year-end adjustments);

                       (d) promptly upon receipt thereof, copies of any reports, inclusive of any management letters, submitted to any Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of such Borrower or any such Subsidiary made by such accountants;

                       (e) promptly at the end of each fiscal quarter, a certificate of the Chairman or Chief Financial Officer of each Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Articles 7 and 8;

                       (f) as soon as available and in any event within 90 days after the end of each fiscal year of TransAct, a true and complete copy of TransAct's Report on Form 10-K;

                       (g) within 30 days after the Closing Date, and thereafter, as soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, management's projected financial statements inclusive of a balance sheet, an income statement and a statement of cash flow (supported by key assumptions) for each upcoming fiscal year, prepared on a quarter-by-quarter basis;

                       (h) simultaneously with the delivery of the projected financial statements referred to in Section 6.8(g), a copy of the Borrowers' business plan for each upcoming fiscal year;

                       (i) simultaneously with the delivery of the annual financial statements referred to in Section 6.8(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                       (j) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower or any of its Subsidiaries which, if determined adversely to such Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties or operations of such Borrower or such Subsidiary;

                       (k) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by any Borrower with respect thereto;

                       (l) as soon as possible, and in any event within ten days after any Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of such Borrower setting forth details respecting such event or condition and the action, if any, which such Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Borrower or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in section
4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of section 412 of the Code or section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under section 412(m) of the Code or section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with section 412(d) of the Code) and any request for a waiver under section 412(d) of the Code for any Plan;

                           (ii) the distribution under section 4041 of ERISA of
a notice of intent to terminate any Plan or any action taken by such Borrower or an ERISA Affiliate to terminate any Plan;

                           (iii) the institution by PBGC of proceedings under
section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a
Multiemployer Plan by such Borrower or any ERISA Affiliate that results in liability under section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of such Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under section 4041A of ERISA;

                           (v) the institution of a proceeding by a fiduciary of
any Multiemployer Plan against such Borrower or any ERISA Affiliate to enforce section 515 of ERISA, which proceeding is not dismissed within 30 days;

                           (vi) the adoption of an amendment to any Plan that
pursuant to section 401(a)(29) of the Code or section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Borrower or an

ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                           (vii) any event or circumstance exists which may
reasonably be expected to constitute grounds for such Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

                           (viii) the Unfunded Benefit Liabilities of one or
more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of such Borrower and its Subsidiaries, on a consolidated basis; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any consecutive 2-year period $200,000;

                       (m) promptly after the request of the Bank, copies of each annual report filed pursuant to section 104 of ERISA with respect to each Plan (including, to the extent required by section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in section 103) and each annual report filed with respect to each Plan under section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to such Borrower or an ERISA Affiliate;

                       (n) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 6.8;

                       (o) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which any Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which any Borrower or any of its Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                       (p) as soon as available, and in any event within 10 days of the end of each fiscal month, an aging schedule with respect to Receivables with names of all account debtors, as of the end of such calendar month and certified by the Chairman or Chief Financial Officer of each Borrower;

                       (q) promptly after the commencement thereof or promptly after any Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

                       (r) such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of its Subsidiaries as the Bank may from time to time reasonably request.

                  Section 6.9. Operating Accounts. Maintain, and cause each of their respective Subsidiaries to maintain, all United States operating accounts at the Bank.

                  Section 6.10. Delivery of Projection Scenario. Deliver within 30 days of the Initial Public Offering, a two year projection scenario (the "Projection Scenario") in form and substance satisfactory to the Bank, setting forth the Borrowers' conclusion based upon the projections, that the proceeds of the Revolving Loans will be used solely for working capital purposes as set forth in Section 2.3.

                          ARTICLE 7. NEGATIVE COVENANTS

                  So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrowers shall not:

                  Section 7.1. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

                       (a) Debt of the Borrowers under this Agreement or the Note;

                       (b) Debt described in Schedule 5.10, including renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase; and

                       (c) Debt of the Borrowers or any of their respective Subsidiaries secured by purchase money Liens permitted by Section 7.3.

                  Section 7.2. Guaranties, Etc. Assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of their respective Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  Section 7.3. Liens. Create, incur, assume or suffer to exist, or permit any of their respective Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                       (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                       (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                       (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                       (d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                       (e) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                       (f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by any Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                       (g) Liens securing obligations of such a Subsidiary to a Borrower or another such Subsidiary;

                       (h) Liens set forth on Schedule 7.3, provided the Debt secured by such Liens is permitted by Section 7.1;

                       (i) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                           (i) any property subject to any of the foregoing is
acquired by a Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

                           (ii) the obligation secured by any Lien so created,
assumed or existing shall not exceed 80 percent of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to a Borrower or any such Subsidiary acquiring the same;

                           (iii) each such Lien shall attach only to the
property so acquired and fixed improvements thereon; and

                           (iv) the obligations secured by such Lien are
permitted by the provisions of Section 7.1; and

                  Section 7.4. Leases. Create, incur, assume or suffer to exist, or permit their respective Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) leases (other than Capital Leases) which do not in the aggregate require the Borrowers and their respective Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which any Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrowers in excess of $250,000; (c) Capital Leases permitted by Section 7.3.

                  Section 7.5. Investments. Make, or permit any of their respective Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;
(b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $500,000,000; and (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to a Borrower or any such Subsidiary.

                  Section 7.6. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of any Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of their respective Subsidiaries to purchase or otherwise acquire for value any stock of any Borrower or another such Subsidiary, except that: (a) any Borrower may declare and deliver dividends and make distributions payable solely in common stock of such Borrower; (b) any Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; (c) TransAct may make the payments to Tridex as permitted under the Subordination Agreement; and (d) any Subsidiary may declare and deliver dividends and make distributions to the Parent.

                  Section 7.7. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of their respective Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except:
(a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (c) that any such Subsidiary may sell, lease, assign or otherwise transfer its assets to the Parent.

                  Section 7.8. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any of their respective Subsidiaries or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

                  Section 7.9. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of their respective Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arms' length transaction with a Person not an Affiliate, and except as set forth on Schedule 7.9.

                  Section 7.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of their respective Subsidiaries to do so except that any such Subsidiary may merge into or transfer assets to a Borrower.

                  Section 7.11. No Activities Leading to Forfeiture. Neither the Borrowers nor any of their respective Subsidiaries or Affiliates shall engage in or propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding.

                  ARTICLE 8. FINANCIAL COVENANTS

                  So long as the Note shall remain unpaid or the Bank shall have the Commitment under this Agreement:

                  Section 8.1. Minimum Tangible Net Worth. The Borrowers, on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, Tangible Net Worth of not less than the greater of (a) $10,500,000 plus the Net Income Increase and (b) Tangible Net Worth as reflected on the Opening Balance Sheet less $250,000 plus the Net Income Increase; except, if the Over-allotment Sale does not occur, in which case, the Borrower's, on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, Tangible Net Worth of not less than the greater of (a) $9,700,000 plus the Net Income Increase and (b) Tangible Net Worth as reflected on the Opening Balance Sheet less $250,000 plus the Net Income Increase.

                  Section 8.2. Maximum Leverage Ratio. The Borrowers, on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of not greater than 1.5 to 1.0.

                  Section 8.3. Minimum Current Ratio. The Borrower, on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, a ratio of Current Assets to Current Liabilities of not less than 2.0 to 1.0.

                  Section 8.4. Minimum Interest Coverage Ratio. The Borrowers, on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, an Interest Coverage Ratio of not less than 3.0 to 1.0.

                  Section 8.5. Consecutive Losses. The Borrowers, on a consolidated basis, shall not suffer a Net Loss in any two (2) consecutive fiscal quarters..

                  Section 8.6. Annual Loss. The Borrowers shall not suffer an annual loss, as determined on a consolidated basis in accordance with GAAP.

                          ARTICLE 9. EVENTS OF DEFAULT

                  Section 9.1. Events of Default. Any of the following events shall be an "Event of Default":

                       (a) the Borrowers shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on the Note or any fee or other amount due hereunder as and when due and payable;

                       (b) any representation or warranty made or deemed made by any Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                       (c) any Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.3 or Articles 7 or 8; or
(ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 9.1) in any Facility Document and such failure shall continue for 20 consecutive days;

                       (d) any Borrower, or any of its respective Subsidiaries:
(i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such peti tion or application filed or any such proceeding shall have been commenced against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 7.3(b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

                       (e) one or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against any Borrower, or any of its respective Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                       (f) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which any Borrower is under an obligation to furnish a report to the Bank in accordance with Section 6.8(h) hereof and as a result of such event or condition, together with all other such events or conditions, such Borrower or any ERISA Affiliate has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC or a section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of such Borrower and its Subsidiaries, on a consolidated basis; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed in the aggregate during any consecutive 2-year period $200,000;

                       (g) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 9.1(g) hereof);

                       (h) a Change of Control shall occur;

                       (i) (A) any Forfeiture Proceeding shall have been commenced or any Borrower shall have given the Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.8 or (B) the Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced;

                       (j) there shall be any material adverse change in the condition (financial or otherwise), business, management, operations, properties or prospects of the Borrowers and their respective Subsidiaries since the Closing Date; or

                       (k) the Security Agreement or the Pledge Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such agreement; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the party thereto, or such party shall deny it has further liability or obligation thereunder or such party shall fail to perform any of its obligations thereunder.

                  Section 9.2. Remedies. If any Event of Default shall occur and be continuing, the Bank may, by notice to the Borrowers, (a) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and
(b) declare the outstanding principal of the Note, all interest thereon and all other amounts payable under this Agreement and the Note or any one of them to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that, in the case of an Event of Default referred to in Section 9.1(e) or Section 9.1(i)(A) above, the Commitment shall be immediately terminated, and the Note, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

                            ARTICLE 10. MISCELLANEOUS

                  Section 10.1 Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrowers and the Bank, and any provision of this Agreement may be waived by the Borrowers and the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 10.2. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

                  Section 10.3 Expenses. The Borrowers shall reimburse the Bank on demand for all reasonable costs, expenses and charges (including, without limitation, telephone, telex, courier expenses, printing costs, reasonable fees and charges of external legal counsel for the Bank and reasonable costs allocated after the Closing Date by its internal legal department) incurred by the Bank in connection with the preparation, negotiation, execution, delivery, filing, recording, performance, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note or any Facility Document. The Borrowers agree to indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrowers or any of their respective Subsidiaries of the proceeds of the Revolving Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  Section 10.4. Survival. The obligations of the Borrowers under
Section 10.3 shall survive the repayment of the Revolving Loans and the termination of the Commitment.

                  Section 10.5. Assignment; Participations. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, the Bank and their respective succes sors and assigns, except that no Borrower may assign or transfer its rights or obligations hereunder. The Bank may assign, or sell participations in, all or any part of any Revolving Loan to another bank or other entity, in which event (a) in the case of an assignment, upon notice thereof by the Bank to the Borrowers, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Bank hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents. The agreement executed by the Bank in favor of the participant shall not give the participant the right to require the Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Bank. The Bank may furnish any information concerning the Borrowers in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants); provided that the Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

                  Section 10.6. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its "Address for Notices" on the signature page of this Agreement. Notices shall be effective: (a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, 48 hours after deposit in the mails with first-class postage prepaid, addressed as aforesaid, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Bank shall be effective upon receipt.

                  Section 10.7. Setoff. The Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Borrower at any of the Bank's offices, in Dollars or in any other currency, against any amount payable by any Borrower under this Agreement or the Note which is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify the Borrowers thereof; provided that the Bank's failure to give such notice shall not affect the validity thereof.

                  SECTION 10.8. JURISDICTION; IMMUNITIES. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CONNECTICUT STATE OR UNITED STATES FEDERAL COURT SITTING IN CONNECTICUT OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE, AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH

CONNECTICUT STATE OR FEDERAL COURT. EACH BORROWER IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO EACH BORROWER AT ITS ADDRESS SPECIFIED IN SECTION
10.6. EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE BANK SHALL BE BROUGHT ONLY IN CONNECTICUT STATE OR UNITED STATES FEDERAL COURT SITTING IN CONNECTICUT. EACH BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

                       (a) Nothing in this Section 10.8 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdictions.

                       (b) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Note.

                  Section 10.9. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

                  Section 10.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  Section 10.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  Section 10.12. Integration. The Facility Documents set forth the entire agreement between the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

                  SECTION 10.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT.

                  Section 10.14. Confidentiality. The Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any nonpublic information supplied to it by the Borrowers pursuant to this Agreement which is identified by the Borrowers as being confidential at the time the same is delivered to the Bank, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Bank, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to maintain the confidentiality of such information; and provided finally that in no event shall the Bank be obligated or required to return any materials furnished by the Borrowers.

                  Section 10.15. Treatment of Certain Information. Each Borrower
(a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by the Bank or by one or more of its subsidiaries or affiliates and (b) acknowledges that information delivered to the Bank by any Borrower may be provided to each such subsidiary and affiliate.

                  SECTION 10.16. COMMERCIAL WAIVER. EACH BORROWER ACKNOWLEDGES THAT THE REVOLVING LOANS EVIDENCED BY THE NOTE ARE FOR COMMERCIAL PURPOSES AND WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278a THROUGH 52-278n OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED AND AUTHORIZES THE ATTORNEY OF THE BANK, OR ANY SUCCESSOR THERETO, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, EACH BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENTS, HOMESTEAD, EXEMP TION, STAY, REDEMPTION AND MORATORIUM LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS. EACH BORROWER ACKNOWL EDGES THAT IT MAKES THESE WAIVERS AND THE WAIVERS CONTAINED IN SECTION 10.8 KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS.

                  SECTION 10.17. WAIVER OF JURY TRIAL BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE BORROWERS AND THE BANK WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE BORROWERS AND THE BANK DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWERS AND THE BANK HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER FACILITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 10.18. Multiple Borrowers.

                       (a) It is understood and agreed by each Borrower that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request, and that the Bank shall not incur liability to the Borrowers as a result thereof. To induce the Bank to do so and in consideration thereof, each Borrower hereby agrees to indemnify the Bank and to hold the Bank harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Bank by any Borrower or by any other Person arising from or incurred by reason of the Bank's handling of the financing arrangements of the Borrowers as provided herein, reliance by the Bank on any request or instruction from any other Borrower or any other action taken by the Bank with respect to this Section 10.18.

                       (b) Each Borrower represents and warrants to the Bank that the request for joint handling of the Revolving Loans to be made by the Bank hereunder was made because the Borrowers are engaged in an integrated operation which required financing on a basis permitting the availability of credit from time to time to each Borrower as required for the continued successful operation of each Borrower of the integrated operation of the Borrowers. Each Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of the Borrowers is dependent on the continued successful performance of the functions of the integrated group.

                       (c) Each Borrower hereby irrevocably designates TransAct as its attorney to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of each Borrower, and does hereby authorize the Bank to pay over or credit all Revolving Loan proceeds hereunder to TransAct as the Borrowers' attorney in fact, recognizing, however, that Lender is not bound by such authorization and may elect either to disburse loan proceeds to each Borrower directly for its use, to TransAct as attorney for any Borrower or to TransAct for its own account, in which case TransAct may advance or lend such proceeds to the other Borrowers. Each Borrower further agrees that all obligations hereunder or referred to herein or under any other Facility Document shall be joint and sev eral, and that each Borrower shall make payment upon any notes issued pursuant hereto and any and all other obligations hereunder or referred to herein or under any other Facility Document upon their maturity by acceleration or otherwise, and that such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearances granted by the Bank to any Borrower, failure of the Bank to give any Borrower notice of borrowing or any other notice, any failure of the Bank to pursue or preserve its rights against any other Borrower, the release by the Bank of any collateral now or hereafter acquired from any Borrower, failure of the Bank to realize upon such collateral in a commercially reasonable manner, and that such agreement by each Borrower to pay upon any notice issued pursuant hereto is unconditional and unaffected by prior recourse by the Bank to the other Borrowers or any collateral for such Borrowers' obligations or the lack thereof.

                       (d) Each Borrower hereby grants a right of contribution to each other Borrower for any amount paid by such other Borrower in satisfaction of any obligations under this Agreement, the Note or any other Facility Document; provided, however, that the aggregate of the rights of contribution against any Borrower hereunder shall not exceed such Borrower's net worth. In calculating the net worth of any Borrower for purposes of this paragraph, such Borrower's obligations under the Facility Documents will not be included in its liabilities and such Borrower's rights of contribution against other Borrowers for amounts paid under the Facility Documents will not be included in its assets.

                       (e) All notices to, or other communications with, the Borrowers or any one of them shall be sufficient if given to any of the Borrowers. Although the Bank may require that all of the Borrowers or a particular Borrower execute any document (including any Notice of Borrowing) in any matter pertaining to this Agreement or any of the other Facility Documents, any one of the Borrowers may bind all of the Borrowers and any document (including any Notice of Borrowing) signed by any Borrower, and any and all action taken by any Borrower, is sufficient to represent all of the Borrowers. Without limiting the foregoing, any single Borrower may make representations and warranties on behalf of all the Borrowers or any other Borrower, and such representations and warranties shall be of the same force and effect as if made directly by such other Borrowers.

                  Section 10.19. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  Section 10.20. Time of the Essence. Time and punctuality shall be of the essence with respect to this instrument, but no delay or failure of the Bank to enforce any of the provisions herein contained and no conduct or statement of the Bank shall waive or affect any of the Bank's rights hereunder.

                  Section 10.21. Reference to and Effect on the Facility Documents.

                       (a) Upon the effectiveness of this Agreement, on and after the date hereof each reference in the Facility Documents to the Credit Agreement or the Note, shall mean and be a reference to this Credit Agreement as amended and restated hereby or the Note as amended and restated in connection with the execution and delivery of this Agreement.

                       (b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       TRANSACT TECHNOLOGIES INCORPORATED



                                       By  /s/ RICHARD L. COTE
                                           -------------------------------------
                                           Richard L. Cote
                                           Title: Executive Vice President and
                                                Chief Financial Officer


                                       MAGNETEC CORPORATION


                                       By  /s/ RICHARD L. COTE
                                           -------------------------------------
                                           Richard L. Cote
                                           Title: Vice President

                                       Address for Notices to Borrowers:
                                       7 Laser Lane
                                       Wallingford, Connecticut  06492



                                       FLEET NATIONAL BANK

                                       By  /s/ FREDERICK A. MEAGHER
                                           -------------------------------------
                                           Frederick A. Meagher
                                           Vice President

                                       Address for Notices and Lending Office:
                                       One Landmark Square
                                       Stamford, Connecticut  06901
                                       Attn:  Frederick A. Meagher
                                                Vice President
                                       Facsimile No.:  203.964.4836

EXHIBITS

Exhibit A - Note
Exhibit B - Subordination Agreement
Exhibit C - Security Agreement
Exhibit D - Opinion of Counsel for Borrowers
Exhibit E - Notice of Borrowing




SCHEDULES

Schedule 5.9   - Subsidiaries of Borrowers
Schedule 5.10  - Credit Arrangements
Schedule 5.12  - Hazardous Materials
Schedule 7.3   - Liens
Schedule 7.9   - Transactions with Affiliates Outside the Ordinary Course of
                 Business

                                    EXHIBIT A

                                 PROMISSORY NOTE


$5,000,000                                               Stamford, Connecticut
                                                               August 29, 1996

                  For value received, TRANSACT TECHNOLOGIES INCORPORATED. and MAGNETEC CORPORATION (the "Borrowers"), hereby promise, to pay to the order of FLEET NATIONAL BANK, (the "Bank") at the office of the Bank at One Landmark Square, Stamford, Connecticut 06901, for the account of the appropriate Lending Office of the Bank, the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the amount of RevolvingLoans made by the Bank to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrowers also promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement referred to below, on the date(s) and in the manner provided in said Credit Agreement.

                  The date and amount of each Revolving Loan made by the Bank to the Borrowers under the Credit Agreement referred to below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

                  This is the Revolving Note referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated of even date herewith among the Borrowers and the Bank and evidences the Revolving Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

                  The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

                  This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Connecticut.

                                       TRANSACT TECHNOLOGIES INCORPORATED


                                       By_____________________________________
                                           Richard L. Cote
                                           Title: Executive Vice President and
                                                 Chief Financial Officer


                                       MAGNETEC CORPORATION


                                       By_____________________________________
                                           Richard L. Cote
                                           Title: Vice President

                            Amount                     Amount of                  Balance                Notation
      Date             of Revolving Loan                Payment                 Outstanding                 By

                                    EXHIBIT E

                               NOTICE OF BORROWING

                                     [DATE]

Fleet National Bank
One Landmark Square

Stamford, CT  06901
ATTN:  Frederick A. Meagher


Ladies and Gentlemen:

                  The undersigned, a duly authorized officer of [TransAct Technologies Incorporated] [Magnetec Corporation] refers to the Credit Agreement dated as of August 29, 1996 among TransAct Technologies Incorporated, Magnetec Corporation and Fleet National Bank (as amended, modified or supplemented from time to time the "Credit Agreement") and hereby gives you notice pursuant to
Section 4.2 of the Credit Agreement that the undersigned hereby requests a Revolving Loan, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by the Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                       (i) The Banking Day of the Proposed Borrowing is
____________________________.



                       (ii) The aggregate amount of the Proposed Borrowing is U.S.$ ____________________________.

                       (iii) The interest rate for the Proposed Borrowing is (check one):

                                    _____  Prime Rate
                                    _____  LIBO Rate (Complete Section v)


                       (iv) (LIBOR Loans Only) The initial Interest Period for the Proposed Borrowing is (check one):

                                    _____ one (1) month
                                    _____ two (2) months

                                    _____ three (3) months




                  In accordance with Section 4.2 of the Credit Agreement, the undersigned hereby certifies that all representations and warranties of the Borrowers contained in each Facility Document, including Article 5 of the Credit Agreement and Article 2 of the Security Agreement, are true and correct on the date hereof, and unless we otherwise notify you in writing, you may rely on the fact that such statements are true and correct on the day of the Proposed Borrowing before and after giving effect to such Proposed Borrowing and the application of the proceeds thereof, as though made on and as of such date. The undersigned also certifies that there has been no material adverse change in the business, management operations, properties, prospects or condition (financial or otherwise) of any Borrowers since the Closing Date.

                  The undersigned further certifies and warrants that no Default or Event of Default is existing as of the date of this Certificate and, unless we notify you in writing, as of the day of the Proposed Borrowing.

                                        Very truly yours,

                               [TRANSACT TECHNOLOGIES INCORPORATED]
                               [MAGNETEC CORPORATION]

                               By_____________________________________
                                   Name:
                                   Title:

                                  SCHEDULE 5.9
                                       to
                                CREDIT AGREEMENT

                           Dated as of August 29, 1996


                            SUBSIDIARIES OF BORROWER


                  Magnetec Corporation, a Connecticut corporation (survivor of merger between Magnetec Corporation, a Connecticut corporation, and Ithaca Peripherals Incorporated, a Delaware corporation).


                            SUBSIDIARIES OF MAGNETEC

                  Ithaca Peripherals Ltd, a UK corporation.

                                  SCHEDULE 5.10
                                       to
                                CREDIT AGREEMENT

                           Dated as of August 29, 1996


                               CREDIT ARRANGEMENTS


       Lessee                                     Lessor                               Security
       ------                                     ------                               --------
Magnetec                               Xerox Corporation                     Photocopy equipment

Magnetec                               NTFC Capital Corp.                    Telecommunications
                                                                             equipment

Magnetec                               Pitney Bowes                          Mailing equipment

Ithaca                                 Xerox Corporation                     Photocopy equipment

Ithaca                                 Mullin Industrial Handling            Forklift equipment
                                       Corp.

Ithaca                                 Tompkins County Trust                 Telecommunications
                                       Company                               equipment

Ithaca                                 Pitney Bowes                          Mailing equipment

                                  SCHEDULE 5.12
                                       to
                                CREDIT AGREEMENT

                           Dated as of August 29, 1996


                              HAZARDOUS MATERIALS

Oily Solids

       One of the Borrower's subsidiaries regularly uses two types of lubricants in performing certain machining processes. As a result of these processes, the lubricant combines with metal shavings and eventually produces liquid sludge and "oily solids". The liquid sludge and oily solids are contained in clearly marked drums which are periodically transported off-site by General Chemical, a Framingham, Massachusetts hazardous waste disposal company.

                                  SCHEDULE 7.3
                                       to
                                CREDIT AGREEMENT

                           Dated as of August 29, 1996


                                      LIENS


         1. UCC-1 Financing Statement filed 12/9/94 with the Connecticut Secretary of State, File No. 1591536, Debtor = Magnetec, Secured Party = State of Connecticut Department of Economic Development

         2. UCC-1 Financing Statement filed 6/19/95 with the Connecticut Secretary of State, File No. 1627702, Debtor = Magnetec, Secured Party = NTFC Capital Corporation

         3. UCC-1 Financing Statement filed 7/11/96 with the Wallingford Town Clerk, File No. 7547, Debtor = Magnetec, Secured Party = OCE' BRUNING

         4. UCC-1 Financing Statement filed 1/06/92 with the Connecticut Secretary of State, File No. 951207, Debtor = Magnetec, Secured Party = Pitney Bowes Credit Corporation

         5. UCC-1 Financing Statement filed 7/27/94 with the New York Secretary of State, File No. 153581, Debtor = Ithaca Peripherals Incorporated, Secured Party = Citicorp Dealer Finance (assigned by Mullen Industrial Handling)

         6. UCC-1 Financing Statement filed 3/4/92 with the New York Secretary of State, File No. 042641, Debtor = Ithaca Peripherals Incorporated, Secured Party = World Omni Leasing, Inc.

                                  SCHEDULE 7.9
                                       to
                                CREDIT AGREEMENT

                           Dated as of August 29, 1996


                    TRANSACTIONS WITH AFFILIATES OUTSIDE THE
                           ORDINARY COURSE OF BUSINESS


                  Borrower has entered into the following contracts which may be considered outside the ordinary course of business:


         1. Plan of Reorganization dated as of June 24, 1996 among Tridex Corporation ("Tridex"), Magnetec Corporation ("Magnetec"), TransAct Technologies Incorporated ("TransAct") and Ithaca Peripherals Incorporated ("Ithaca").

         2. Agreement and Plan of Merger dated as of July 16, 1996 between Magnetec and Ithaca.

         3. Asset Transfer Agreement dated as of July 31, 1996 between Magnetec and Tridex.

         4. Form of Manufacturing Support Services Agreement between Magnetec and Tridex.

         3. Corporate Services Agreement dated as of July 30, 1996 between Tridex and TransAct.

         4. Printer Supply Agreement dated as of July 31, 1996 between Magnetec and Ultimate Technology Corporation.

         5. Tax Sharing Agreement dated as of July 31, 1996 between Tridex and TransAct.